Exhibit 99.1

 Staples, Inc. Reports Record Second Quarter Performance; Revenues Increased 12 Percent and Earnings Per Share Rose 25 Percent; Net Income Increased 20 Percent;
           North American Retail Comparable Sales Rose Three Percent

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--Aug. 16, 2005--Staples, Inc. (Nasdaq: SPLS) announced today the results for its second quarter ended July 30, 2005. Total company revenues increased 12 percent to $3.47 billion, compared to $3.09 billion for the second quarter of 2004. Compared to last year's second quarter, net income rose 20 percent to $147 million, and earnings per share rose 25 percent to $0.20, on a diluted basis.
    Second quarter North American Retail comparable sales increased three percent year over year, with total North American Retail sales growth of nine percent. North American Delivery sales grew 17 percent, with double digit growth in all three businesses. International sales rose 15 percent or two percent excluding benefits from foreign currency exchange and acquisitions.
    "Our team delivered another strong quarter of profitable growth through our commitment to making it easy for our customers," said Ron Sargent, Staples' chairman and chief executive officer. "We continue to drive sustainable market share gains through consistent execution and focus on our growth initiatives."

    Highlights for the second quarter include:

    -- Total company operating income improved 34 basis points year over year to 6.7 percent.

    -- Operating income in the company's North American businesses increased significantly, up 160 basis points to 7.2 percent in Retail and up 70 basis points to 9.7 percent in Delivery.

    -- Inventory turns increased 22 basis points to 5.61 times, reflecting continued improvement in supply chain performance from the Summit program.

    -- Staples opened an additional seven stores in Chicago, bringing the total number of stores to 15. The Chicago market launch continues to exceed expectations.

    -- North American Delivery has benefited from the Chicago retail market entry, particularly Staples Business Delivery which has nearly doubled its sales in this market since the company's retail launch. To support significant growth in the Midwest, the company will be opening a new fulfillment center near Chicago next year.

    -- The company has developed four innovative products, under the Staples brand, from the 2004 Invention Quest contest. These products, including the winner, the WordLock, were brought to market in time for the back to school selling season.

    -- The company launched Staples.com 5.0, its redesigned web-site, which offers a host of "easy" improvements based on extensive customer research.

    -- Staples converted 12 Office World stores in the UK to the Staples format during the quarter, and will have remodeled all 46 Office World stores by the end of August.

    -- Staples opened 14 new stores and closed one store in the US and opened seven stores in Canada. In Europe, Staples opened two new stores in Portugal and closed one store in the UK. The company now operates 1,716 stores worldwide.

    -- The company generated $127 million in free cash flow in the first half of 2005.

    Outlook

    For the third quarter of 2005, Staples expects to achieve earnings per share growth in line with average analyst estimates. Staples expects to achieve low double digit sales growth for the total company. For North American Retail, the company expects a low single digit comparable sales increase. In the North American Delivery business, the company expects sales growth in the mid-teens, and for the International business, Staples expects low single digit sales growth.
    For the full year 2005, Staples expects revenues to grow in the low double digits, with low single digit North American Retail comparable sales. North American Retail sales are expected to increase in the high single digits, North American Delivery revenue growth is expected to be in mid-teens range, and the International business is expected to have mid to high single digit sales growth. The company is comfortable with the current average analyst earnings estimates for the remainder of the year and expects the earnings per share growth rate for the full year to be in the high teens. In addition, Staples expects free cash flow generation of approximately $750 million.

    About Staples

    Staples, Inc. invented the office superstore concept in 1986 and today is the world's largest office products company. With 65,000 talented associates, the company is committed to making it easy to buy a wide range of office products, including supplies, technology, furniture, and business services. With 2004 sales of $14.4 billion, Staples serves consumers and businesses ranging from home-based businesses to Fortune 500 companies in 21 countries throughout North and South America, Europe and Asia. Headquartered outside of Boston, Staples operates approximately 1,716 office superstores and also serves its customers through mail order catalog, e-commerce and contract businesses. More information is available at www.staples.com.

    Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: our market is highly competitive and we may not continue to compete successfully; we may be unable to continue to open new stores and enter new markets successfully; our growth may continue to strain operations, which could adversely affect our business and financial results; our operating results may be impacted by changes in the economy; our stock price may fluctuate based on market expectations; our quarterly operating results are subject to significant fluctuation and are impacted by the extent to which sales in new stores result in the loss of sales in existing stores, the mix of products sold, pricing actions of competitors, the level of advertising and promotional expenses and seasonality; our expanding international operations expose us to the unique risks inherent in foreign operations; our debt level and operating lease commitments could impact our ability to obtain future financing and continue our growth strategy; a California wage and hour class action lawsuit; and those other factors discussed in our quarterly report on Form 10-Q for the quarter ended July 30, 2005, and any subsequent periodic reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

    Financial information follows.



                    STAPLES, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
           (Dollar Amounts in Thousands, Except Share Data)


                                                July, 30
                                                  2005     January 29,
                                               (Unaudited)    2005
                                               ----------- -----------
ASSETS
Current assets:
  Cash and cash equivalents                      $681,733    $997,310
  Short-term investments                          511,810     472,231
  Receivables, net                                517,663     485,126
  Merchandise inventories, net                  1,729,901   1,602,530
  Deferred income tax asset                       101,297      86,041
  Prepaid expenses and other current assets       129,561     138,374
                                               ----------- -----------
      Total current assets                      3,671,965   3,781,612

Property and equipment:
  Land and buildings                              670,103     649,175
  Leasehold improvements                          775,950     762,946
  Equipment                                     1,176,920   1,140,234
  Furniture and fixtures                          611,595     597,293
                                               ----------- -----------
      Total property and equipment              3,234,568   3,149,648
  Less accumulated depreciation and
   amortization                                 1,631,906   1,548,774
                                               ----------- -----------
      Net property and equipment                1,602,662   1,600,874

  Lease acquisition costs, net of accumulated
   amortization                                    36,873      38,400
  Intangible assets, net of accumulated
   amortization                                   221,764     222,520
  Goodwill                                      1,326,646   1,321,464
  Other assets                                     88,467     106,578
                                               ----------- -----------
      Total assets                             $6,948,377  $7,071,448
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                             $1,335,488  $1,241,433
  Accrued expenses and other current
   liabilities                                    804,450     954,184
  Debt maturing within one year                     2,533       1,244
                                               ----------- -----------
      Total current liabilities                 2,142,471   2,196,861

Long-term debt                                    536,801     557,927
Deferred income tax liability                      29,552      23,314
Other long-term obligations                       203,497     178,150

Minority interest                                   4,439           -

Stockholders' equity:
  Preferred stock, $.01 par value, 5,000,000
   shares authorized; no shares issued                  -           -
  Common stock, $.0006 par value,
   2,100,000,000 shares authorized; issued
   819,333,403 shares at July 30, 2005 and
   813,049,136 shares at January 29, 2005             492         488
  Additional paid-in capital                    2,372,319   2,254,947
  Cumulative foreign currency translation
   adjustments                                     70,443     114,427
  Retained earnings                             3,001,363   2,818,163
  Less: Treasury stock at cost - 84,703,038
   shares at July 30, 2005, and 68,547,587
   shares at January 29, 2005                  (1,413,000) (1,072,829)
                                               ----------- -----------
      Total stockholders' equity                4,031,617   4,115,196
                                               ----------- -----------
      Total liabilities, minority interest and
       stockholders' equity                    $6,948,377  $7,071,448
                                               =========== ===========


                    STAPLES, INC. AND SUBSIDIARIES
                   Consolidated Statements of Income
         (Dollar Amounts in Thousands, Except Per Share Data)
                              (Unaudited)

                          13 Weeks Ended           26 Weeks Ended
                      -----------------------  -----------------------
                       July 30,    July 31,     July 30,    July 31,
                         2005        2004         2005        2004
                      ----------- -----------  ----------- -----------

Sales                 $3,471,964  $3,089,252   $7,371,016  $6,541,407
Cost of goods sold
 and occupancy costs   2,481,891   2,218,567    5,318,411   4,735,097
                      ----------- -----------  ----------- -----------
    Gross profit         990,073     870,685    2,052,605   1,806,310

Operating and other
 expenses:
  Operating and
   selling               601,095     533,951    1,246,634   1,121,231
  General and
   administrative        152,824     138,545      315,569     282,987
  Amortization of
   intangibles             3,441       1,861        6,843       3,850
                      ----------- -----------  ----------- -----------
    Total operating
     expenses            757,360     674,357    1,569,046   1,408,068
                      ----------- -----------  ----------- -----------

Operating income         232,713     196,328      483,559     398,242

Other income
 (expense):
  Interest income         13,841       5,793       24,791      10,395
  Interest expense       (15,051)     (9,088)     (25,039)    (17,200)
  Miscellaneous
   income / (expense)        462        (173)        (159)       (575)
                     ------------ -----------  ----------- -----------
   Income before
    income taxes and
    minority interest    231,965     192,860      483,152     390,862
Income tax expense        84,667      70,394      176,350     142,665
                      ----------- -----------  ----------- -----------
   Income before
    minority interest    147,298     122,466      306,802     248,197
Minority interest            120           -          198           -
                      ----------- -----------  ----------- -----------
    Net income          $147,178    $122,466     $306,604    $248,197
                      =========== ===========  =========== ===========


Earnings Per Share:

     Basic earnings
      per common share     $0.20       $0.17        $0.42       $0.33
                      =========== ===========  =========== ===========

     Diluted earnings
      per common share     $0.20       $0.16        $0.41       $0.33
                      =========== ===========  =========== ===========

Dividends declared per
 common share                 $-          $-        $0.17       $0.13
                      =========== ===========  =========== ===========

                    STAPLES, INC. AND SUBSIDIARIES
                 Consolidated Statements of Cash Flows
                     (Dollar Amounts in Thousands)
                              (Unaudited)

                                                 26 Weeks Ended
                                             -----------------------
                                              July 30,    July 31,
                                                2005        2004
                                             ----------- -----------
Operating Activities:
 Net income                                    $306,604    $248,197
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                149,175     136,400
   Deferred tax benefit                          (7,823)     (1,667)
   Other                                         32,529      24,421
   Changes in assets and liabilities:
    (Increase) decrease in receivables          (40,077)      6,283
    Increase in merchandise inventories        (143,065)   (128,756)
    (Increase) decrease in prepaid expenses
      and other assets                           (1,428)     15,198
    Increase in accounts payable                106,895      65,245
    Decrease in accrued expenses and other
     liabilities                               (115,698)   (104,308)
    Increase in other long-term obligations      13,776       5,007
                                             ----------- -----------
Net cash provided by operating activities       300,888     266,020

Investing Activities:
 Acquisition of property and equipment         (173,505)   (135,586)
 Increase in investment, net of cash acquired    (3,872)          -
 Purchase of short-term investments          (3,831,936) (6,103,230)
 Proceeds from the sale of short-term
  investments                                 3,792,356   6,643,396
                                             ----------- -----------
Net cash (used in) provided by investing
 activities                                    (216,957)    404,580

Financing Activities:
 Proceeds from the exercise of stock options
  and the sale of stock under employee stock
  purchase plans                                 72,238     103,102
 Proceeds from borrowings                         1,576           -
 Payments on borrowings                          (1,316)     (3,786)
 Cash dividends paid                           (123,405)    (99,531)
 Purchase of treasury stock, net               (340,171)   (248,166)
                                             ----------- -----------
Net cash used in financing activities          (391,078)   (248,381)

Effect of exchange rate changes on cash and
 cash equivalents                                (8,430)     (2,944)

Net (decrease) increase in cash and cash
 equivalents                                   (315,577)    419,275
Cash and cash equivalents at beginning of
 period                                         997,310     457,465
                                             ----------- -----------
Cash and cash equivalents at end of period     $681,733    $876,740
                                             =========== ===========


                    STAPLES, INC. AND SUBSIDIARIES
                           Segment Reporting
                     (Dollar Amounts in Thousands)

                             (Unaudited)             (Unaudited)
                           13 Weeks Ended          26 Weeks Ended
                       ----------------------- -----------------------
                        July 30,    July 31,    July 30,    July 31,
                          2005        2004        2005        2004
                       ----------- ----------- ----------- -----------

Sales:
North American Retail  $1,851,290  $1,700,508  $4,017,913  $3,682,891
North American
 Delivery               1,148,215     979,538   2,331,531   1,987,454
International
 Operations               472,459     409,206   1,021,572     871,062
                       ----------- ----------- ----------- -----------
   Total sales         $3,471,964  $3,089,252  $7,371,016  $6,541,407
                       =========== =========== =========== ===========

Business Unit Income:
North American Retail    $133,629     $96,207    $282,710    $202,321
North American
 Delivery                 111,355      88,281     209,958     161,386
International
 Operations               (12,271)     11,840      (9,109)     34,535
                       ----------- ----------- ----------- -----------
   Total business unit
    income               $232,713    $196,328    $483,559    $398,242
Interest and other
 expense, net                (748)     (3,468)       (407)     (7,380)
                       ----------- ----------- ----------- -----------
   Income before income
    taxes                $231,965    $192,860    $483,152    $390,862
                       =========== =========== =========== ===========


    CONTACT: Staples, Inc.
             Media Contact:
             Paul Capelli/Deborah Hohler
             508-253-8530/8509
             or
             Investor Contact:
             Laurel Lefebvre/Katie Zimbone
             508-253-4080/0879